Exhibit 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

Health Insurance Innovations, Inc., a Delaware corporation (hereinafter “Employer” or “Company”), and Michael A. Petrizzo, Jr., his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Employee”), agree to and intend to be legally bound by the following:

1. Termination of Employment Agreement.

a. Employee and Employer agree that the Employment Agreement, dated October 7, 2013, between Employer and Employee (the “Employment Agreement”) is hereby terminated effective as of the date of this Separation Agreement and General Release (this “Agreement”), and neither the Employer nor the Employee shall have any further rights or obligations thereunder other than as specifically set forth in this Agreement.

b. Notwithstanding the termination of the Employment Agreement as provided above, Employee will continue to be employed by Employer on a full-time basis during the period from the date of this Agreement through and including August 31, 2015 (the “Transition Period”). During the Transition Period, Employee will continue to have the duties and responsibilities set forth in Section 1 of the Employment Agreement plus such other duties and responsibilities that Employee was performing immediately prior to the date of this Agreement. During the Transition Period, Employee will also assist and advise the Employer with the transition of his duties and responsibilities to other persons. Notwithstanding the foregoing, the Employer will have the right, during the Transition Period, to reduce the scope of Employee’s responsibilities and duties and/or to transition Employee’s responsibilities and duties to other persons. The duties to be performed by Employee hereunder shall be principally performed at Employee’s office in Villanova, Pennsylvania. Employee, however, will visit the Company’s offices in Tampa, Florida as reasonably requested by the Company.

c. During the Transition Period, Employee will continue to be paid the compensation, be reimbursed for reasonable expenses, and be entitled to those rights and benefits provided for under Sections 3(a), (d), and (f) of the Employment Agreement, but Employee will not be entitled to any other compensation set forth under the Employment Agreement other than as specifically set forth in this Agreement. The Employer and Employee will have the right to terminate Employee’s employment during the Transition Period upon the same terms and subject to the same conditions as are set out in Section 4 of the Employment Agreement, provided that upon any such termination, Employee will only be entitled to the compensation and/or benefits provided, as applicable, in this Agreement and in Sections 4(b)(i)(A) and (E), Section 4(b)(ii), Section 4(b)(iv) and Section 4(b)(v)(A) of the Employment Agreement.

d. Employee hereby resigns, effective as of the close of business on the last day of the Transition Period, from all officer and director positions held by him with the Employer and its subsidiaries and affiliates, including without limitation from the offices of Executive Vice President, General Counsel, and Secretary of the Employer. However,

upon written notice by Employer to Employee, Employer may at any time during the Transition Period remove Employee from any one or more of such offices or positions, including without limitation in connection with the transition of Employee’s duties to other persons.

2. Consideration. In consideration for signing this Separation Agreement and General Release (this “Agreement”) and in consideration of Employee’s adherence to the promises made herein, Employer agrees that:

a. Commencing on September 1, 2015 or the earlier termination of the Transition Period for any reason, Employer will pay Employee (or Employee’s legal representative) severance, in cash, the amount of $275,000, payable in equal installments for 12 months. All such payments to Employee shall be made in accordance with the Employer’s regular payroll schedule and be subject to all legally required withholdings and taxes. However, no such payments shall be made to Employee any sooner than eight (8) days following his execution of the Employee Reaffirmation set forth on the last page of this Agreement (which Employee Reaffirmation shall be executed and delivered to the Company no earlier than September 1, 2015 or, if applicable, the first day after the earlier termination of the Transition Period); provided, that delivery of an Employee Reaffirmation shall not be required in the event of the Employee’s Death).

b. On or before the fifth (5th) business day after Employee delivers to Employer an executed Employee Reaffirmation, Employee shall be paid a cash bonus of $25,000 (minus applicable tax withholdings) so long as Employee has successfully completed the Transition Period. Employee will be deemed to have successfully completed the Transition Period (a “Successful Transition Completion”) if any of the following apply: (i) Employee remains employed by the Company pursuant to the Paragraph 1.b. hereof for the entirety of the Transition Period, (ii) Employee resigns his employment in a Resignation For Good Reason (as defined in the Employment Agreement) prior to the end of the Transition Period, or (iii) Employer terminates Employee’s employment in a Termination Without Cause (as defined in the Employment Agreement) prior to the end of the Transition Period. For purposes of the preceding sentence, (A) the changes to Employee’s employment contemplated or permitted by this Agreement shall not constitute a “Good Reason Event” under the Employment Agreement and (B) Employee’s pre-scheduled vacation to occur the last week of July 2015 shall not constitute “Cause” under the Employment Agreement.

c. All benefits and accruals will cease as of August 31, 2015 or the earlier termination of the Transition Period for any reason. Effective September 1, 2015 or the earlier termination of the Transition Period for any reason, Employee shall be eligible to continue his group medical insurance benefits under the terms and conditions of the federal law commonly known as “COBRA.” Employer agrees to reimburse any COBRA continuation premiums paid by Employee for coverage through and including August 31, 2016 or the 12 month period following the earlier termination of the Transition Period for any reason (as applicable), such reimbursement to be made, minus applicable tax and other legally required withholdings, within fifteen (15) days after presentation by Employee (or his legal representative) of an invoice for of such premiums.

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d. Employer waives its rights to enforce the Covenant of Noncompetition contained in Section 5(b) of the Employment Agreement from and after the Transition Period. Employee acknowledges and reaffirms his obligation to adhere at all times (subject, where applicable, to the Restricted Period (as defined in the Employment Agreement)) to the other provisions of Section 5(b) of the Employment Agreement in accordance with their terms, including without limitation the covenants set forth in Sections 5(c), 5(d), 5(f), and 5(h) of the Employment Agreement. Employee and Employer also both acknowledge and agree to as to their continuing obligations under Section 5(g) of the Employment Agreement.

e. Employer agrees that: (i) all of Employee’s unvested Restricted Shares subject to the RSA Agreement (as those terms are defined in the Employment Agreement) shall become fully vested and non-forfeitable, and all restrictions thereon shall lapse, as of the date of this Agreement, (ii) all Restricted Shares subject to the Restricted Stock Award Agreement, dated April 8, 2015, between the Employer and Employee (the “April 2015 RSA Agreement”) shall become fully vested and non-forfeitable, and all restrictions thereon shall lapse as of the date of this Agreement, (iii) unvested SARs subject to the SARA Agreement (as those terms are defined in the Employment Agreement) shall, as of the date of this Agreement, become fully vested and non-forfeitable to the extent set forth in the accelerated vesting provisions of the SARA Agreement as though a Termination Without Cause (as defined in the Employment Agreement) occurred on the date hereof, and all restrictions thereon shall lapse as of such date, and all such SARs that become so vested shall thereafter remain exercisable for the maximum period permitted under the SARA Agreement, and (iv) in exchange for the 25,000 SARs that will be forfeited on the last day of employment pursuant to the terms of the SARA Agreement, Employee will on the date of this Agreement be granted an additional 25,000 SARs upon the terms set forth in a new SARA Agreement in the form attached hereto as Exhibit A (the “New SARA Agreement”). Employee agrees that Restricted Shares may be withheld and/or transferred back to the Company in order to satisfy tax withholding obligations in accordance with the historical practices of the Company and the terms and conditions of the applicable award agreement.

3. No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the benefits specified in Paragraphs 2 a. through e. above, except for Employee’s execution of this Agreement and the fulfillment of the promises contained herein.

4. General Release of Claims. Employee for himself, his successors, assigns, attorneys, and all those entitled to assert his rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees, Executives, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys (the “Released Parties”), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements,

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promises, demands, claims for attorney’s fees and costs, or liabilities whatsoever, in law or in equity, which the Executive ever had or now has against the Released Parties, arising by reason of or in any way connected with or which may be traced either directly or indirectly to the employment relationship which existed between the Company or any of its parents, subsidiaries, affiliates, or predecessors and the Executive, or the termination of that relationship, that the Executive has, had or purports to have, from the beginning of time to the date of this Agreement, whether known or unknown, that now exists, no matter how remotely they may be related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act, 42 U.S.C. § 2000(e), et seq. or the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq.; claims for statutory or common law wrongful discharge, including any claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201, et seq.; claims for attorney’s fees, expenses and costs; claims for defamation; claims for wages or vacation pay; claims for benefits, including any claims arising under the Executive Retirement Income Security Act, 29 U.S.C. § 1001, et seq.; and provided, however, that nothing herein shall release the Company of its obligations to the Executive under this Agreement, the surviving provisions of the Employment Agreement, the RSA Agreement (as defined in the Employment Agreement), the SARA Agreement (as defined in the Employment Agreement), the Indemnification Agreement, dated as of October 21, 2013 (the “Indemnification Agreement”), between the Company and the Executive, the April 2015 RSA Agreement, penalties and taxes which may be assessed against Employee by the Commonwealth of Pennsylvania for taxes and withholdings that were not made by the Company, or any other contractual obligations between the Company or its subsidiaries or affiliates and the Executive (including, without limitation, any equity award agreement or indemnification agreement), or any indemnification obligations to the Executive under the Indemnification Agreement, the Company’s or any affiliates’ certificate of incorporation, bylaws, operating agreement or other constituent document or any federal, state or local law or otherwise.

Release of Claims Under Age Discrimination in Employment Act. Without limiting the generality of the foregoing, the Employee agrees that by executing this Agreement, he has released and waived any and all claims he has or may have as of the date of this Agreement for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq. It is understood that Employee has been advised to consult with an attorney prior to executing this Agreement; that he in fact has consulted a knowledgeable, competent attorney regarding this Agreement; that he may, before executing this Agreement, consider this Agreement for a period of 21 calendar days; and that the consideration he receives for this Agreement is in addition to amounts to which he was already entitled. It is further understood that this Agreement is not effective until seven calendar days after the execution of this Agreement and that the Executive may revoke this Agreement within seven calendar days from the date of execution hereof by submitting written notice of his intent to revoke and delivering it to the Chief Financial Officer of the Company on or before the seventh day following execution.

The release in this Paragraph 4 is intended to be a general release, and excludes only those claims under any statute or common law that Employee is legally barred from releasing.

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Nothing in this Agreement is intended to or shall prevent Employee from: a) filing a charge of discrimination with the U.S. Equal Employment Opportunity Commission or any federal, state, or local government agency and/or cooperating with any such agency in any investigation or b) to challenge the knowing and voluntary nature of the waivers and releases contained in this Agreement. Employee, however, explicitly waives any right to file a personal lawsuit, and similarly waives any right to receive monetary damages that the agency may recover against Releasees, without regard as to who brought any said complaint or charge.

5. Affirmations. Employee represents and agrees by signing below that Employee has no known workplace injuries or occupational diseases and that Employee has not filed, nor has Employee caused to be filed, nor is Employee presently a party to any claim, complaint, or action against Releasees in any forum or form. Employee further agrees that he shall not divulge any information protected by the Attorney-Client Privilege. Other than the consideration set forth in Paragraphs 2 a. through e. of this Agreement, and any earned but unpaid or unreimbursed Salary, unreimbursed business expenses or accrued benefits to which Employee is entitled to receive or entitled to be reimbursed for (as applicable) under the Employment Agreement as of the date of this Agreement, Employee affirms that Employee has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses and/or commissions to which Employee may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses and/or commissions are due to Employee. Furthermore, Employee acknowledges that while employed with the Company and as of the date of this Agreement, Employee knows no fact, evidence, or information that would lead Employee to allege a violation of any rule, law or regulation against the Company, its affiliates, related companies, or any employees other person or entity, or any of them, except for any matter which has already been reported to the Company.

6. Survival of Provisions of Employment Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Section 9 (Indemnification), Section 17 (Cooperation), and Section 18 (Non-disparagement) of the Employment Agreement shall survive the termination of the Employment Agreement and shall hereafter remain in full force and effect in accordance with the terms of said Sections 9, 17 and 18.

7. Governing Law and Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law. Employee hereby irrevocably submits to the personal and exclusive jurisdiction of the United States District Court for the Middle District of Florida or the Courts of the State of Florida located within Hillsborough County, Florida in any action or proceeding arising out of, or relating to, this Agreement (whether such action arises under contract, tort, equity or otherwise). Employee hereby irrevocably waives any objection which Employee now or hereafter may have to the laying of venue or personal jurisdiction of any such action or proceeding brought in said courts. Jurisdiction and venue of all such causes of action shall be exclusively vested in the United States District Court for the Middle District of Florida or the Courts of the State of Florida located within Hillsborough County, Florida. Employee irrevocably waives Employee’s right to object to or challenge the above selected forum on the basis of inconvenience or unfairness under 28 U.S.C. § 1404, or similar state or federal statutes.

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8. Return of Employer Property. Employee agrees that as a condition for receiving any of the benefits described in Paragraph 2 above, he will return, by the last day of the Transition Period, any and all of Employer’s property currently in Employee’s possession including any documents, reports, manuals, keys, credit cards, security cards and passwords, and any other company documents or property whether stored electronically or otherwise. Employee agrees that he shall not keep copies of any company documents or information.

9. Severability. If any term, provision or paragraph of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, such determination shall be limited to the narrowest possible scope in order to preserve the enforceability of the remaining portions of the term, provision or paragraph, and such determination shall not affect the remaining terms, provisions or paragraphs of this Agreement, which shall continue to be given full force and effect.

10. Non-admission of Wrongdoing. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Employer or Employee, or evidence of any liability or unlawful conduct of any kind.

11. Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement.

12. Entire Agreement. Other than the other agreements referred to herein, no prior or contemporaneous oral or written agreements or representations may be offered to alter the terms of this Agreement which, other than such other agreements referred to herein, represents the entire agreement of the parties with respect to the subject matter hereof.

13. Signatures. This Agreement may be executed in counterparts, any such copy of which to be deemed an original, but all of which together shall constitute the same instrument.

14. Assignment; Heirs. Employer and Releasees have the right to assign this Agreement, but Employee does not. This Agreement inures to the benefit of the successors and assigns of the Employer, as well as the heirs of Employee, who are intended third party beneficiaries of this Agreement.

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EMPLOYEE IS ADVISED THAT EMPLOYEE HAS TWENTY ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE PRIOR TO EXECUTION OF THIS AGREEMENT.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL RELEASABLE CLAIMS, INCLUDING CLAIMS OF AGE DISCRIMINATION THAT EMPLOYEE HAS OR MIGHT HAVE AGAINST EMPLOYER.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the dates set forth below, with the date of this Agreement to be deemed the latest date executed by a party hereto:

HEALTH INSURANCE INNOVATIONS, INC.		EMPLOYEE

By:	/s/ Michael W. Kosloske	/s/ Michael A. Petrizzo, Jr.
	Michael W. Kosloske,	Michael A. Petrizzo, Jr., individually
Chairman and Chief Executive Officer

Date: June 9, 2015		Date: June 9, 2015

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EMPLOYEE REAFFIRMATION

In consideration for the payment of the amounts set forth in Paragraph 2 of the Separation Agreement and General Release, dated June 9, 2015, between Michael A. Petrizzo, Jr. and Health Insurance Innovations, Inc. (the “Agreement”), minus all legally required withholding, I, Michael A. Petrizzo, Jr. do reaffirm and acknowledge that I remain bound by all of the terms of the Agreement, including all of the releases and waivers contained therein, which releases and waivers shall also be deemed to be made as of the date hereof.

EMPLOYEE

Michael A. Petrizzo, Jr.

Date:                     , 2015

EXHIBIT A

NEW SARA AGREEMENT

HEALTH INSURANCE INNOVATIONS, INC.

LONG TERM INCENTIVE PLAN

Stock Appreciation Rights Award Agreement

You have been granted Stock Appreciation Rights (this “Award”) on the following terms and subject to the provisions of Attachment A and the Long Term Incentive Plan (the “Plan”) of Health Insurance Innovations, Inc. (the “Company”). Unless defined in this Award (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	Michael A. Petrizzo, Jr.

Number of Stock Appreciation Rights	25,000 (each a “SAR”)

Exercise Price per SAR	$4.79

Grant Date	June 9, 2015

Expiration Date	June 9, 2022, subject to earlier termination under Section 2(d)(iii) of Attachment A.

Vesting Schedule

(subject to Section 2(c) and Section 2(d) of Attachment A)

Vesting	Subject to Section 2(c) and Section 2(d) of Attachment A, all of the SARs shall vest and become non-forfeitable on the date a Successful Transition Completion (as defined in the Separation Agreement and General Release of even date herewith between the Company and Participant) has occurred.

Attachment A

Stock Appreciation Rights Award Agreement

Terms and Conditions

Grant to: Michael A. Petrizzo, Jr.

Section 1. Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Terms of SAR.

(a) Generally. Subject to the terms and conditions of this Agreement and the Plan, each SAR constitutes an unfunded and unsecured promise of the Company to deliver to Participant, at the time such SAR is validly exercised, an amount, payable in the form of Shares, equal to the excess of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the Exercise Price per SAR set forth on the cover page of this Agreement (the “Spread”).

(b) Exercisability. Subject to the terms and conditions of this Agreement and the Plan, a SAR may be exercised only after if it has vested and become exercisable under Section 2(c) or Section 2(d)(ii), and only before it has expired or been terminated under Section 2(d)(i) or Section 2(d)(iii).

(c) Vesting, Generally.

(i) Subject to Section 2(d), the SARs shall vest and become exercisable in accordance with the Vesting Schedule set forth on the cover page of this Agreement.

(ii) If the Participant holds unvested SARs at the time a Change in Control occurs, the SARs shall become 100% vested, non-forfeitable and exercisable, and all restrictions thereon shall lapse, on the date of the Change in Control immediately prior to the consummation thereof.

(d) Termination.

(i) Except as otherwise provided in this Section 2(d), all of the SARs shall terminate at 5:00 p.m., Eastern time, on the Expiration Date set forth on the cover page of this Agreement, unless earlier terminated under subsection (ii) below.

(ii) In the event that a Successful Transition Completion has not occurred on or before September 1, 2015, the SARs granted under this Agreement shall automatically and immediately terminate on September 1, 2015 and be forfeited back to the Company.

For clarity, in no event shall any SAR be exercisable after the Expiration Date set forth on the cover page of this Agreement.

(e) Transferability. The SARs, and the Participant’s rights under this Agreement, shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant, other than by will or the law of descent and distribution, and any purported assignment, sale, transfer or other alienation not permitted hereunder shall be void. During the Participant’s lifetime, the SARs shall be exercisable only by the Participant.

Section 3. Exercise.

(a) When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may exercise his or her SARs that are then exercisable under Section 2, in whole or in part, by following the procedures set forth in this Section 3. If partially exercised, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) may thereafter exercise the remaining unexercised portion of the SARs, to the extent that they are then exercisable under Section 2, by following the procedures set forth in this Section 3.

(b) Election to Exercise. To exercise the SARs, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s guardian, legal representative, heir or legatee, as the case may be) must deliver to the Secretary of the Company

(or his or her designee) a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) which sets forth the number of SARs being exercised, together with any additional documents as the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations, warranties and covenants as the Company requires. If someone other than the Participant exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

(c) Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed and completed exercise notice. If an exercise notice is received on a day that is not a business day, or is received after 5:00 p.m., Eastern time, on a business day, then the SARs shall be deemed to be exercised on the first business day immediately following the day such notice is received by the Company.

(d) Settlement. Upon a valid exercise of SARs, the Participant shall be entitled to receive that number of Shares determined by dividing (i) (1) the total number of SARs then being exercised, multiplied by (2) the Spread on the date of exercise, by (ii) the Fair Market Value of one Share on the date of exercise.

(e) Fractional Shares. No fractional Shares shall be issued upon exercise of SARs, and if the number of Shares otherwise issuable under Section 3(d) upon an exercise of SARs includes a fraction of a Share, then upon such exercise the Participant shall be entitled to receive (i) the number of Shares determined under Section 3(d), rounded down to the nearest whole Share, plus (ii) an amount of cash equal to the Fair Market Value of one Share on the date of exercise, multiplied by such fraction of a Share.

(f) Withholding Requirements. The delivery of Shares upon settlement of SARs is conditioned on the Participant making arrangements satisfactory to the Company to enable the Company to satisfy all tax (or other governmental obligation) withholding requirements. In the event that there is any such withholding requirement upon an exercise of SARs, the Committee may, in its sole discretion and pursuant to such procedures as the Committee may require, permit the Participant to satisfy any such withholding requirement by having the Company withhold from the number of Shares otherwise issuable to the Participant upon such exercise a number of

Shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares withheld by the Company as provided above.

(g) Compliance with Law and Regulations. The SARs, their exercise and the obligation of the Company to issue Shares in settlement thereof are subject to all applicable federal and state laws, rules and regulations, including securities laws, to approvals by any government or regulatory agency as may be required, and to the rules, regulations and other requirements of the stock market or exchange upon which the Shares are then quoted, traded or listed. The Participant may not exercise a SAR if such exercise would violate any securities laws or other applicable law, rule, regulation or requirement.

Section 4. No Rights of Stockholder. A holder of a SAR, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares underlying the SAR for any purpose, nor shall anything contained in this Agreement be construed to confer upon the holder of a SAR, as such, any of the rights or obligations of a stockholder of the Company, unless and until Shares are actually issued to and held of record by such holder upon settlement of the SARs following valid exercise thereof.

Section 5. Change in Control. Without limiting the Committee’s power under the Plan, upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of the SARs without the need for the consent of the Participant, including, without limitation, the following (or any combination thereof):

(a) The Committee may provide for the continuation or assumption of the SARs and this Agreement by the acquiring or successor entity (or parent thereof), including the Company if it is the surviving entity, or for the substitution of the SARs and this Agreement with a substitute award with terms comparable to the SARs and this Agreement (in each case with appropriate adjustments as to the Exercise Price and the number and type of Shares (or other securities) underlying the Award or substitute award). The determination of such appropriate adjustments and comparability shall be made by the Committee.

(b) The Committee may provide for the cancellation of all or any portion of the SARs for their Intrinsic Value (payable in the form of cash, stock, securities, other property or any combination thereof) based upon the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction. If at the time of a Change in Control such Intrinsic Value is equal to or less than zero (i.e., the Exercise Price of the SARs equals or exceeds the price per Share received or to be received by other stockholders of the Company in the Change in Control transaction), then the Committee may provide for the cancellation of the SARs without the payment of any consideration therefor.

Section 6. Miscellaneous Provisions.

(a) Notices. All notices, requests and other communications under this Agreement (other than a notice of exercise, which shall be provided in accordance with Section 3) shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Chief Executive Officer

Telecopy: (877) 376-5832

with a copy to (which shall not constitute notice hereunder):

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Chief Financial Officer

Telecopy: (877) 376-5832

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b) Entire Agreement. This Agreement, the Plan and any other agreements referred to herein and therein and any attachments referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Committee may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Plan. The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of the Plan.

(g) Governing Law. The Agreement shall be governed by the laws of the State of Florida, without application of the conflicts of law principles thereof.

(h) No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant.

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

HEALTH INSURANCE INNOVATIONS, INC.

By:
Michael W. Kosloske
Chairman and Chief Executive Officer

PARTICIPANT

Michael A. Petrizzo, Jr.